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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                                     of the
                        Securities Exchange Act of 1934

                        Date of Report (date of earliest
                        event reported): August 7, 1997


                            Moyco Technologies, Inc.
                            ------------------------
             (Exact Name of Registrant as specified in its charter)

     Pennsylvania                   0-4123                    23-1697233
     ------------                   ------                    ----------
(State or other jurisdiction        Commission              (I.R.S. Employer
     of incorporation)             File Number)            Identification No.)


                 200 Commerce Drive, Montgomeryville, PA 18936
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        Registrant's telephone number, including area code: 215-855-4300
                                                            ------------

                                      None
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         (Former name or former address, if changed since last report)
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Item 5.  Other Matters
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          A. On August 6, 1997, the Registrant settled all the civil liability with regard to certain foot powder contracts it had with the government. In connection with such settlement, the Registrant will pay the government a total of $505,000 over the next four (4) years.

          The foregoing is a summary of the press release which is attached as Exhibit A to this report and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

          B. On August 7, 1997, the Registrant announced that on July 29, 1997 the Registrant entered into a non-binding letter of intent with Ashland Chemical Company ("Ashland"), a division of Ashland Inc. with respect to the potential purchase by Ashland from the Registrant of its intellectual properties, technologies and certain other intangible assets for the chemical, mechanical polishing of wafers produced for the global microelectronics industry.

          The foregoing is a summary of the press release which is attached as Exhibit B to this report and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit B.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, herunto duly authorized.

                            MOYCO TECHNOLOGIES, INC.


                            By: /s/ Marvin E. Sternberg
                                -------------------------------------
                                Marvin E. Sternberg
                                President and Chief Executive Officer
                                and Chairman of the Board

Date:  August 7, 1997